EXHIBIT 10.26

FIRST AMENDMENT TO CONTRACT FOR PURCHASE AND SALE

     THIS FIRST AMENDMENT TO CONTRACT FOR PURCHASE AND SALE (this “Amendment”) is entered into by and between BRHP, LLC, a Florida limited liability company (“Seller”) and STILES CORPORATION, a Florida corporation (“Purchaser”).

RECITALS:

     A. Purchaser and Seller entered into that certain Contract for Purchase and Sale, dated as of December 29, 2004 (the “Contract”) for the sale of a certain parcel of land containing approximately 23 acres of land situated in the City of Boca Raton, Palm Beach County, Florida, as more particularly described in the Contract.

     B. Purchaser and Seller intend to modify and amend the Contract as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the sum of TEN & NO/100 DOLLARS, the mutual promises contained herein, and other good and valuable considerations, the receipt, sufficiency and adequacy of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. Incorporation of Recitals; Capitalized Terms. The foregoing Recitals are true and correct and are incorporated herein by this reference, as if set forth in their entirety. Any capitalized term not defined in this Amendment shall have the meaning ascribed to it in the Contract.

2. Conflict. In the event of any conflict between the terms and conditions set forth in the Contract and those set forth in this Amendment, the terms and conditions of this Amendment shall control.

3. Extension of Inspection Period. The Inspection Period, as defined in Section 4 of the Contract, is hereby extended to 5:00 p.m. (Boca Raton, Florida time) on Friday, February 4, 2005.

4. Counterparts; Facsimile. For the convenience of the parties, this Amendment may be executed in one or more counterparts and each executed counterpart shall, for all purposes, be deemed an original and shall have the same force and effect as an original, all of which counterparts together shall constitute in the aggregate but one of the same instrument. The parties may rely on signatures transmitted via facsimile. This Amendment shall become effective upon execution by all parties hereto.

5. Ratification. Except as expressly set forth in this Amendment, the Contract is ratified and confirmed as written.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth below.

SELLER: BRHP, LLC, a Florida limited liability company
By:	OFFICE DEPOT, INC., a Delaware corporation

By:	/s/ DAVID C. FANNIN
Name:	David C. Fannin
Title	E.V.P. and General Counsel
Date:	1/27/05

PURCHASER: STILES CORPORATION, a Florida corporation
By:	/s/ DENNIS F. O’SHEA
Name:	Dennis F. O’Shea
Title	Vice President
Date:	1/28/05

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